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                                                                      EXHIBIT 21
                                  EXHIBIT 21
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                          SUBSIDIARIES OF REGISTRANT


NAME OF SUBSIDIARY                   STATE OR OTHER      OTHER NAMES UNDER
                                     JURISDICTION OF     WHICH SUBSIDIARY
                                     INCORPORATION OR    DOES BUSINESS
                                     ORGANIZATION
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TalentPoint Technologies, Inc.       Pennsylvania             N/a

Human Resource Innovations, Inc.     Montana                  N/a

Paragon, Inc.                        Nebraska                 N/a

Raymond Karsan Associates Limited    United Kingdom           N/a